Exhibit 10.1

AMENDMENT NO. 1
TO THE
SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to the Securities Purchase Agreement (this “Amendment”) is made and entered into effective November 28, 2023, by and between 180 Life Sciences Corp., a Delaware corporation (the “Company”), and the purchaser identified on the signature pages hereto (the “Purchaser”). Capitalized terms not defined herein shall have the meaning set forth in the Securities Purchase Agreement (as defined below).

WHEREAS, on August 9, 2023, the Company agreed to issue and sell to certain investors, including the Purchaser (in the case of the Purchaser, pursuant to a Securities Purchase Agreement, dated as of such date (the “Securities Purchase Agreement”), between the Company and the Purchaser), an aggregate of: (i) 666,925 shares (the “August Shares”) of Common Stock, (ii) pre-funded warrants (the “August Pre-Funded Warrants”) to purchase up to 3,948,460 shares of Common Stock and (iii) warrants (the “August Common Warrants”) to purchase up to 4,615,385 shares of Common Stock, at a Per Share Purchase Price of $0.65 and the Per Pre-Funded Warrant Purchase Price was $0.6499;

WHEREAS, concurrently with this Amendment, the Company and the Purchaser agree to amend (i) the Per Share Purchase Price of the August Shares and associated August Common Warrants (the “Amended Share Price”) and (ii) the Per Pre-Funded Warrant Purchase Price of the August Pre-Funded Warrants and associated August Common Warrants (the “Amended Pre-Funded Warrant Price”), respectively;

WHEREAS, the Purchaser will to pay an additional $830,769.30 (the “Repricing Amount”) in connection with the Amended Share Price and Amended Pre-Funded Warrant Price on behalf of the investors (the “Repricing”);

WHEREAS, in connection with the Repricing, the Company and the Purchaser agree to enter into a Warrant Amendment Agreement with respect to the following outstanding warrants to purchase up to: (i) 2,571,429 shares of Common Stock, issued on December 22, 2022, and amended in January 2023, April 2023 and August 2023; (ii) 306,604 shares of Common Stock, issued on July 20, 2022 and amended in April 2023 and August 2023; (iii) 1,570,680 shares of Common Stock, issued on April 10, 2023 and August 2023; and (iv) 4,615,385 shares of Common Stock underlying the August Common Warrants (collectively, the “Existing Common Warrants”);

WHEREAS, pursuant to the Warrant Amendment Agreement, the Existing Common Warrants will be amended such that: (i) the Existing Common Warrants will not be exercisable until the Company obtains Stockholder Approval (as defined below) for the issuance of up to 9,064,098 shares of Common Stock upon exercise of the Existing Common Warrants, (ii) the exercise price of the Existing Common Warrants will be equal to $0.17 per share (such amended exercise price, the “Amended Exercise Price”), and (iii) the expiration date of the Existing Common Warrants will be extended such that they will expire on the fifth anniversary of the Stockholder Approval Date (as defined below) (such extended expiration date, the “Amended Expiration Date” and such amendments in clauses (i), (ii) and (iii), the “Warrant Amendment”); and

WHEREAS, in connection for the Repricing and the Warrant Amendment, and for no additional consideration, the Company agrees to issue to the Purchaser (i) a Common Stock purchase warrant to purchase up to 9,064,098 shares of Common Stock, with an exercise price equal to $0.17 per share (the “New Common Warrants”) and (ii) pre-funded warrants to purchase up to 4,886,878 shares of Common Stock, with an exercise price equal to $0.0001 (the “New Pre-Funded Warrants” and, together with the New Common Warrants, the “New Warrants”), provided, however that the New Warrants will not be exercisable until the Company obtains Stockholder Approval for the issuance of up to 13,950,976 shares of Common Stock upon exercise of the New Warrants (the “New Warrant Shares”).

In addition to the terms defined elsewhere in this Amendment, for all purposes of this Amendment, the following terms have the meanings set forth below:

“Amendment Closing” means the closing of the Repricing, the Warrant Amendment, and the issuance of New Warrants pursuant to Section 1.

“Amendment Closing Date” means the Trading Day on which all of the Amendment Transaction Documents have been executed and delivered by the applicable parties thereto, and the covenants and conditions set forth in Sections 2 and 3 (other than those covenants and conditions that by their terms are to be performed or satisfied, as applicable, at the Amendment Closing, but subject to the performance, satisfaction or waiver of such covenants and conditions) have been performed, satisfied or waived, as applicable, but in no event later than the second (2nd) Trading Day following the date hereof.

“Amendment Disclosure Time” means, (i) if this Amendment is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Amendment is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Amendment Transaction Documents” means this Amendment, the Warrant Amendment Agreement, and the New Warrants and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from the stockholders of the Company with respect to issuance of the shares of Common Stock upon exercise of the Existing Common Warrants and/or the New Warrants (collectively, the “Warrant Shares”).

“Stockholder Approval Date” means the date on which Stockholder Approval is obtained under Delaware law.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1. Closing. Upon performance, satisfaction or waiver of the covenants and conditions, as applicable, set forth in Sections 2 and 3 (other than those covenants and conditions that by their terms are to be performed or satisfied, as applicable, at the Amendment Closing, but subject to the performance, satisfaction or waiver of such covenants and conditions), the Amendment Closing shall occur electronically or such other location as the parties shall mutually agree. Upon the Amendment Closing, on the terms and subject to the conditions set forth herein, the Purchaser shall pay the Repricing Amount to the Company by wire transfer of immediately available funds to a bank account(s) designated by the Company, the Company shall issue the New Warrants to the Purchaser and the Warrant Amendment shall take effect.

2. Deliveries.

(a) On or prior to the Amendment Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)	this Amendment duly executed by the Company;

(ii)	the Warrant Amendment Agreement duly executed by the Company, in substantially the form of Exhibit A attached hereto;

(iii)	the Company shall provide the Purchaser with the Company’s wire instructions;

(iv)	a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the date of the Amendment Closing Date, in a form substantially similar to what was delivered in connection with the Securities Purchase Agreement;

(v)	a secretary’s certificate executed by the Secretary of the Company, dated as of the Amendment Closing Date, in a form substantially similar to what was delivered in connection with the Securities Purchase Agreement;

(vi)	a legal opinion of Company Counsel, in a form substantially similar to what was delivered in connection with the Securities Purchase Agreement;

(vii)	a New Common Warrant registered in the name of the Purchaser to purchase up to 9,064,098 shares of Common Stock, with an exercise price equal to $0.17 per share, in substantially the form of Exhibit B attached hereto;

(viii)	a New Pre-Funded Warrant registered in the name of the Purchaser to purchase up to a number of shares of Common Stock equal to 4,886,878 shares of Common Stock, with an exercise price equal to $0.0001, in substantially the form of Exhibit C attached hereto;

(b) On or prior to the Amendment Closing Date, the Purchaser shall deliver or cause to be delivered to the Company, the following:

(i)	this Amendment duly executed by the Purchaser;

(ii)	the Warrant Amendment Agreement duly executed by the Purchaser; and

(iii)	the Repricing Amount.

3. Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Amendment Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Amendment Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) as of such date);

(ii)	all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Amendment Closing Date shall have been performed; and

(iii)	the delivery by the Purchaser of the items set forth in Section 2(b) of this Amendment.

(b) The respective obligations of the Purchaser hereunder in connection with the Amendment Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Amendment Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) as of such date);

(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Amendment Closing Date shall have been performed;

(iii)	the delivery by the Company of the items set forth in Section 2(a) of this Amendment; and

(iv)	there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

4. Representations and Warranties of the Company. The Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto.

5. Representations and Warranties of the Purchaser.

(a) The Purchaser represents and warrants that, as of the date hereof, the Purchaser is fully aware of, and has reviewed all of the Company’s public filings and acknowledges that the Company’s Common Stock may be delisted from the Nasdaq Capital Market at a future date if the Company does not regain compliance with the continued listing requirements under Nasdaq rules.

(b) The Purchaser represents and warrants that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the New Warrant Shares will be registered under the Securities Act. Also, the Purchaser represents and warrants that it is acquiring the New Warrants as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the New Warrants or the New Warrant Shares (this representation is not limiting Purchaser’s right to sell the New Warrant Shares pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable federal and state securities laws).

(c) The Purchaser understands that the New Warrants and the New Warrant Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] [HAS NOT] [HAVE] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

(d) Upon the Purchaser’s exercise of the New Warrants, certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such New Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the New Warrants) and the Company is then in compliance with the current public information requirement under Rule 144 as to such New Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”) and the earliest of clauses (i) through (v), the “Delegend Date”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Purchaser, which opinion shall be in form and substance reasonably acceptable to the Purchaser. From and after the Delegend Date, such New Warrant Shares shall be issued free of all legends, provided that, upon request of the Company (which request shall also include a form of customary representation letter), the Purchaser has delivered in advance to the Company a customary representation letter that is reasonably satisfactory to the Company and its counsel. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than two (2) Trading Days following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend (such second (2nd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Purchaser, shall credit the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser.

(e) In addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares (based on the VWAP of the Common Stock on the date such New Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Purchaser by the Legend Removal Date a certificate representing the New Warrant Shares free from all restrictive and other legends and (b) if after the Legend Removal Date the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of New Warrant Shares that the Company was required to deliver to the Purchaser by the Legend Removal Date and for which the Purchaser was required to purchase shares to timely satisfy delivery requirements, multiplied by (B) the weighted average price at which the Purchaser sold that number of shares of Common Stock.

6. Other Agreements of the Parties.

(a) Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue New Warrant Shares pursuant to any exercise of the New Warrants.

(b) Registration Statement. As soon as practicable (and in any event within 60 calendar days of the Stockholder Approval Date), the Company shall file a registration statement on Form S-1 (or any other available form) providing for the resale of the Warrant Shares issuable upon exercise of the Existing Common Warrants and New Warrants applicable (the “Resale Registration Statement”). The Company shall cause the Resale Registration Statement to become effective within 90 days (120 days in the event the Commission elects to review such registration statement) following the filing date of such registration statement and to keep the Resale Registration Statement effective at all times until the Purchaser no longer owns any Existing Common Warrants, New Warrants or Warrant Shares issuable upon exercise thereof.

(c) Securities Laws Disclosure; Publicity. The Company shall by the Amendment Disclosure Time, file a Current Report on Form 8-K, including the Amendment Transaction Documents required to be filed as exhibits thereto, with the Commission (the “Form 8-K”). From and after the filing of such Form 8-K, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents, in connection with the transactions contemplated by the Amendment Transaction Documents. In addition, effective upon the filing of such Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, on the one hand, and Purchaser or any of its Affiliates on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company and the Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication, or if such disclosure is consistent with the Form 8-K. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (a) as required by federal securities law in connection with the filing of final Amendment Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with the Purchaser regarding such disclosure.

7. Miscellaneous

(a) No Further Amendment. Except as amended or waived by the Amendment Transaction Documents, all terms and provisions of the Transaction Documents shall continue unmodified and remain in full force and effect.

(b) Entire Agreement. The Transaction Documents, as amended by the Amendment Transaction Documents, together with the Preliminary Prospectus and the Prospectus, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

(c) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Securities Purchase Agreement.

(d) Survival. The representations and warranties contained herein shall survive the Amendment Closing and the delivery of the New Warrants.

(e) Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

(f) Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g) Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Amendment Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Amendment Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Amendment Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

180 LIFE SCIENCES CORP.		Address for Notice

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA 94306

By:	/s/ James N. Woody
Name:	James N. Woody	Email: jwoody@180lifesciences.com
Title:	Chief Executive Officer, 180 Life Sciences Corp.	Fax:

With a copy to (which shall not constitute notice):

DLA Piper LLP One Liberty Place 1650 Market Street, Suite 5000 Philadelphia, Pennsylvania 19103

Email: fahd.riaz@us.dlapiper.com; stephen.alicanti@us.dlapiper.com
Attention: Fahd M.T. Riaz; Stephen Alicanti		Fax:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE SECURITIES
PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Armistice Capital Master Fund Ltd.

Signature of Authorized Signatory of Purchaser:	/s/ Steven Boyd

Name of Authorized Signatory: Steven Boyd

Title of Authorized Signatory: CIO of Armistice Capital, LLC, the Investment Manager

Email Address of Authorized Signatory: sboyd@armisticecapital.com

(w/ copies to: smiller@armisticecapital.com; jglickstein@armisticecapital.com)

Address for Notice to Purchaser:

c/o Armistice Capital, LLC
510 Madison Avenue, 7th Floor
New York, NY 10022

Address for Delivery of New Warrant Shares to the Purchaser (if not same address for notice):

c/o Armistice Capital, LLC
Attention: Ying Wu
510 Madison Avenue, 7th Floor
New York, NY 10022

Repricing Amount: $830,769.30

Shares of Common Stock underlying the New Pre-Funded Warrants: 4,886,878

Beneficial Ownership Blocker ☐ 4.99% or ☒ 9.99%

Shares of Common Stock underlying the New Common Warrants: 9,064,098

Beneficial Ownership Blocker ☒ 4.99% or ☐ 9.99%

EIN Number: 98-1058273

☒ Notwithstanding anything contained in this Amendment to the contrary, by checking this box (i) the obligations of the above-signed to pay the Repricing Amount set forth in this Amendment by the above-signed, and the obligations of the Company to amend and/or issue such securities to the above-signed, shall be unconditional and all conditions to the Amendment Closing shall be disregarded, (ii) the Amendment Closing shall occur on the second (2nd) Trading Day following the date of this Amendment and (iii) any condition to Amendment Closing contemplated by this Amendment (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Amendment Closing Date.

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, free and clear of any Liens, except as set forth in the SEC Reports, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

b) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for one (1) year preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in all material respects in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Amendment and each of the other Amendment Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Amendment and each of the other Amendment Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Stockholder Approval. This Amendment and each other Amendment Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

d) No Conflicts. The execution, delivery and performance by the Company of this Amendment and the other Amendment Transaction Documents to which it is a party, the issuance of the New Warrants and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

e) Trading Market. Except for as related to the Stockholder Approval, if applicable, the transactions contemplated under this Amendment comply with all the rules and regulations of the Nasdaq Capital Market.

f) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Amendment, other than: (i) the filings required pursuant to this Amendment; (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrants and New Warrant Shares for trading thereon in the time and manner required thereby, (iii) the filing of form D with the Commission and such filings as are required to be made under applicable state securities laws, and (iv) Stockholder Approval, if applicable.

g) Listing of Common Stock. The Company hereby agrees to use reasonable best efforts to maintain the listing or quotation of the Common Stock on the principal Trading Market on which it is currently listed, and concurrently with the Amendment Closing, the Company shall apply to list or quote all of the New Warrant Shares on such Trading Market and promptly secure the listing of all of the New Warrant Shares on such Trading Market. The Company agrees that if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the New Warrant Shares, and will take such other action as is necessary to cause all of the New Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. In addition, and if applicable, the Company shall hold an annual or special meeting of stockholders for the purpose of obtaining Stockholder Approval (a “Stockholder Meeting”) on or prior to the date that is ninety (90) days following the Amendment Closing Date, with the recommendation of the Company’s Board of Directors that such proposals are approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposals. The Company shall set the record date for the first Stockholder Meeting as soon as practicable. If the Company does not obtain Stockholder Approval at the first Stockholder Meeting, the Company shall call a Stockholder Meeting every ninety (90) days thereafter until the earlier of the date on which Stockholder Approval is obtained or the Existing Common Warrants and New Warrants are no longer outstanding.

h) Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(g). The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee equity awards under the Company’s equity incentive plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Amendment Transaction Documents. Except as a result of this Amendment and as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, Common Stock Equivalents or capital stock of any Subsidiary. The issuance of the New Warrants will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchaser). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all federal and state securities laws where applicable, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Stockholder Approval, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance of the New Warrants. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and strategic acquisitions and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any of its shares and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the New Warrants contemplated by this Amendment, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

j) Registration Rights. Except as set forth in the SEC Reports, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

k) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth in the SEC Reports, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through The Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to The Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

l) Solvency. Based on the consolidated financial condition of the Company as of the Amendment Closing Date, after giving effect to the receipt by the Company of the proceeds from the Repricing hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Amendment Closing Date. Schedule 3.1(aa) sets forth as of the date hereof, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Amendment, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others to third parties, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

m) Subsequent Equity Sales. From the date hereof until 15 days after the Stockholder Approval Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or amendment or supplement thereto, other than the Resale Registration Statement or filing a registration statement on Form S-8 in connection with any employee benefit plan.

EXHIBIT A

FORM OF WARRANT AMENDMENT AGREEMENT

(See Attachment)

EXHIBIT B

FORM OF NEW COMMON WARRANT

(See Attachment)

EXHIBIT C

FORM OF NEW PRE-FUNDED WARRANT

(See Attachment)

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